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                                                                     EXHIBIT 5.1

                                August 8, 2001

Symphonix Devices, Inc.
2331 Zanker Road
San Jose, CA 95131


         Re:  Symphonix Devices, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-3 to be filed by you with the Securities and Exchange Commission ("SEC") on August 8, 2001 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of the resale of up to 14,336,020 shares of your Common Stock (the "Shares"). As your legal counsel, we have examined and are familiar with, the proceedings taken by you in connection with the sale of the Shares.

         It is our opinion that the Shares have been validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.

                                        Very truly yours,

                                        WILSON SONSINI GOODRICH & ROSATI
                                        Professional Corporation

                                        /s/ WILSON SONSINI GOODRICH & ROSATI